As filed with the Securities and Exchange Commission on December 16, 2013
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ASIYA PEARLS, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                                    5961                        33-1230229
(State or Other Jurisdiction of         (Primary Standard Industrial         (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)         Identification No.)

                  H. 2434, Tengengar Galli, near Sheetal Hotel,
                        Belgaum, Karnataka, India 590001
                        Telephone: 011 91 97 65 24 89 53
                          Email: asiyapearls@gmail.com
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Mr. Shabbir Shaikh
                          President/Treasurer/Secretary
                  H. 2434, Tengengar Galli, near Sheetal Hotel,
                        Belgaum, Karnataka, India 590001
                        Telephone: 011 91 97 65 24 89 53
                          Email: asiyapearls@gmail.com

                   National Registered Agents, Inc. of Nevada
                             311 S. Division Street
                              Carson City, NV 89703
                                      (US)
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:
                             Kristen A. Baracy, Esq.
                             Carol S. McMahan, Esq.
                             Synergy Law Group, LLC
                       730 West Randolph Street, 6th Floor
                                Chicago, IL 60661
                                 (312) 454-0015
                               Fax (312) 454-0261
                       Email: cmcmahan@synergylawgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the  Securities  Act,  check the following box and list the
Securities  Act  registration   statement   number  of  the  earlier   effective
registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer [ ]                        Accelerated Filer [ ]
Non-accelerated Filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

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
                         CALCULATION OF REGISTRATION FEE
===================================================================================================
Title of Each Class                       Proposed Maximum       Proposed Maximum        Amount of
 of Securities to        Amount to Be      Offering Price       Aggregate Offering     Registration
  Be Registered           Registered         per Share (1)            Price               Fee(2)
---------------------------------------------------------------------------------------------------
  Common Stock            5,000,000            $0.01                $50,000               $6.44
---------------------------------------------------------------------------------------------------
         Total            5,000,000            $0.01                $50,000               $6.44
===================================================================================================

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions
(2) There is no public market for our common stock. The offering price has been arbitrarily determined by the registrant and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. We cannot give any assurance that the shares being offered will be able to be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares. We intend to apply to the Over-The-Counter Bulletin Board (the "OTCBB") through a market maker that is a licensed broker dealer, to allow the quotation of our common stock on the OTCBB upon our becoming a reporting entity under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The offering price of the shares being registered herein is fixed at $0.01 per share. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

            SUBJECT TO COMPLETION, DATED ______________________, 2013

                             PRELIMINARY PROSPECTUS

                               ASIYA PEARLS, INC.

               5,000,000 SHARES OF COMMON STOCK AT $0.01 PER SHARE

                          OFFERED BY ASIYA PEARLS, INC.

This prospectus relates to an "all or nothing" offering by Asiya Pearls, Inc. ("Asiya," "we," "our," the "Company," "Asiya" or the "Registrant") of a total of 5,000,000 shares (the "Shares") of our common stock on a "self-underwritten" basis at a fixed price of $0.01 per share.

There is no minimum number of Asiya shares that an investor is required to purchase. This offering of shares by the Company will terminate 180 days from the date of this prospectus, although we may close the offering on any date prior if the offering is fully subscribed. The Company does not reserve the right to extend the offering beyond the 180-day offering period. In the event that all of the 5,000,000 Asiya shares are not sold within 180 days from the date of this prospectus, on the 181st day from the effective date all money received by us will be returned to each subscriber without interest or deduction of any kind. If all the 5,000,000 Asiya shares offered pursuant to this prospectus are sold within 180 days from the date of this prospectus, all money received will be available to us to fund our business and operations, and there will be no refund.

We intend to open a checking account to be used exclusively for the deposit of funds received from the sale of shares in this offering. Our management will have sole control over the withdrawal of funds from this account. We have not made arrangements to place the funds in an escrow account with a third party escrow agent due to the costs involved. As a result, investors are subject to the risk that creditors could attach these funds during the offering process. See "Use of Proceeds" and "Plan of Distribution."

This is our initial public offering. Prior to this offering there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the Shares quoted on the OTC Bulletin Board (OTCBB). There can be no assurance that our common stock will qualify for quotation on the OTCBB.

The Company is a Shell Company as defined in Rule 405. As such, no shares will be eligible to be sold or transferred under Rule 144 until in excess of one year from the filing of the equivalent of Form 10 information by the Company with the SEC.

               Number of     Offering      Underwriting Discounts    Proceeds to
                Shares        Price           & Commissions          the Company
                ------        -----           -------------          -----------
Per Share             1      $  0.01              $0.00                $  0.01
Maximum       5,000,000      $50,000              $0.00                $50,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.01 per share is a fixed for the duration of this offering.

 Our sole officer will market our common stock and offer and sell the securities on our behalf. This is a direct "all or nothing" offering that will not utilize broker-dealers. Our sole officer will not receive any compensation for his role in selling shares in the offering.

Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

BEFORE PURCHASING ANY OF THE COMMON STOCK COVERED BY THIS PROSPECTUS, CAREFULLY READ AND CONSIDER THE RISK FACTORS INCLUDED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 6. THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK, AND PROSPECTIVE PURCHASERS SHOULD BE PREPARED TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT. THERE IS CURRENTLY NO PUBLIC TRADING MARKET FOR THE SECURITIES.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information about this offering, Asiya Pearls, Inc., or the shares offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.

              THE DATE OF THIS PROSPECTUS IS _______________, 2013.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
Summary                                                                      3
Risk Factors                                                                 6
Cautionary Statement Regarding Forward-Looking Statements                   14
Tax Considerations                                                          15
Use of Proceeds                                                             15
Determination of Offering Price                                             16
Dilution                                                                    16
Plan of Distribution                                                        17
Description of Securities to be Registered                                  18
Shares Eligible for Future Resale                                           19
Interests of Named Experts and Counsel                                      19
Information with Respect to the Registrant                                  20
Market for Common Equity and related Stockholder Matters                    26
Legal Matters                                                               27
Management's Discussion and Analysis of Financial Condition and
 Results of Operations                                                      27
Directors and Management                                                    31
Executive Compensation                                                      33
Security Ownership of Certain Beneficial Owners and Management              34
Corporate Governance                                                        35
Transactions with Related Persons, Promoters and Certain Control Persons    45
Incorporation of Certain Information by Reference                           36
Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities                                                            36
Financial Statements                                                        37

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE TO THIS PROSPECTUS IN DECIDING WHETHER TO PURCHASE THE SHARES. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. UNDER NO CIRCUMSTANCES SHOULD THE DELIVERY TO YOU OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS PROSPECTUS. TO THE EXTENT THAT ANY FACTS OR EVENTS ARISING AFTER THE DATE OF THIS PROSPECTUS, INDIVIDUALLY OR IN THE AGGREGATE, REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION PRESENTED IN THIS PROSPECTUS, THIS PROSPECTUS WILL BE UPDATED TO THE EXTENT REQUIRED BY LAW.

THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. CERTAIN JURISDICTIONS MAY RESTRICT THE DISTRIBUTION OF THESE DOCUMENTS AND THE OFFERING OF THESE SECURITIES. WE REQUIRE PERSONS RECEIVING THESE DOCUMENTS TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY SUCH RESTRICTIONS. WE HAVE NOT TAKEN ANY ACTION THAT WOULD PERMIT AN OFFERING OF THESE SECURITIES OR THE DISTRIBUTION OF THESE DOCUMENTS IN ANY JURISDICTION THAT REQUIRES SUCH ACTION.

UNLESS OTHERWISE INDICATED, INFORMATION CONTAINED IN THIS PROSPECTUS CONCERNING OUR INDUSTRY, INCLUDING OUR MARKET OPPORTUNITY, IS BASED ON INFORMATION FROM INDEPENDENT INDUSTRY ANALYSTS, THIRD-PARTY SOURCES AND MANAGEMENT ESTIMATES. MANAGEMENT ESTIMATES ARE DERIVED FROM PUBLICLY-AVAILABLE INFORMATION RELEASED BY INDEPENDENT INDUSTRY ANALYSTS AND THIRD PARTY SOURCES, AS WELL AS DATA FROM OUR INTERNAL RESEARCH, AND ARE BASED ON ASSUMPTIONS MADE BY US USING DATA AND OUR KNOWLEDGE OF SUCH INDUSTRY AND MARKET, WHICH WE BELIEVE TO BE REASONABLE. IN ADDITION, WHILE WE BELIEVE THE MARKET OPPORTUNITY INFORMATION INCLUDED IN THIS PROSPECTUS IS GENERALLY RELIABLE AND IS BASED ON REASONABLE ASSUMPTIONS, SUCH DATA INVOLVES RISKS AND UNCERTAINTIES AND IS SUBJECT TO CHANGE BASED ON VARIOUS FACTORS, INCLUDING THOSE DISCUSSED UNDER THE HEADING "RISK FACTORS."

                                     SUMMARY

This summary provides a brief overview of the key aspects of our offering. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the more detailed information regarding our Company, the risks of purchasing the Shares discussed under "Risk Factors," and our financial statements and their accompanying notes.

IN THIS PROSPECTUS, "ASIYA", THE "COMPANY," "WE," "US," AND "OUR," REFER TO ASIYA, UNLESS THE CONTEXT OTHERWISE REQUIRES. UNLESS OTHERWISE INDICATED, THE TERM "FISCAL YEAR" REFERS TO OUR FISCAL YEAR ENDING OCTOBER 31. UNLESS OTHERWISE INDICATED, THE TERM "COMMON STOCK" REFERS TO SHARES OF THE COMPANY'S COMMON STOCK, PAR VALUE $0.0001 PER SHARE.

OUR COMPANY

Asiya Pearls, Inc. was incorporated under the laws of the State of Nevada on September 25, 2013. We are a development stage company with plans to enter into the business of the online retail sale of high grade loose pearls. Our product line will consist of pearls of different sizes, colors and characteristics (drilled and whole). The concept is that our customers have their own jewelry designers who, with our pearls, will custom-make their jewelry. Our president has ample experience in online retail and our second director has experience in pearls and jewelry. We intend to sell these products through an internet website (the "Website"). To implement our plan of operations, we require total funding of $75,000 for the next twelve months. In the event we do not raise sufficient capital to implement its planned operations, your entire investment could be lost.

We have not realized any revenues to date, and our accumulated deficit as of October 31, 2013 is $1,120. To date we have raised an aggregate of $25,000 through a private placement of 5,000,000 shares of common stock to our two directors. Proceeds from the private placement are being used for working capital. Our offices are located at the premises of our President, Shabbir Shaikh, who provides such space to us on a rent-free basis at H. 2434, Tengengar Galli, near Sheetal Hotel, Belgaum, Karnataka, India.

The rationale to make the Company become a public company is based on our President's subjective belief that potential investors are more inclined to invest in the Company if the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which provides investors with updated material information about the Company and the ability of the Company's investors to resell securities through the facilities of the securities markets, assuming the Company finds a market maker in order to have its shares of common stock quoted on the OTC Bulletin Board or the OTCQX tier of the OTC Markets. Our President believes that the disadvantages of becoming a public company are the continuing reporting costs of being a reporting issuer under the Exchange Act and reluctance of qualified persons to serve as directors of the Company because of a director's exposure to possible legal claims.

Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

From inception until the date of this filing we have had limited activities, primarily consisting of the incorporation of our company, the initial equity funding by our directors and registering our website.

Our financial statements from inception (September 25, 2013) through October 31, 2013 report no revenues and a net loss of $1,120 and our assets constitute our cash balance of $25,000, which was generated from the issuance of shares to our two shareholders.

We will need to complete our offering in order to cover the cost of this registration statement estimated at approximately $16,000, legal and audit costs relating to our reporting obligations as a public company estimated at $14,000, Edgar and XBRL formatting and conversion expenses estimated at $2,000, website development of approximately $20,000, purchase inventory at a cost of approximately $10,000, marketing expenses of approximately $2,000 and office and administrative costs of about $11,000. We will require the funds from this offering in order to fully implement Stage II of our business plan as discussed in the "Plan of Operation" section of this prospectus. Our business plan anticipates that once we have secured the financing and the website is operational, our sales will begin in October 2014. Currently, our President devotes approximately two hours per week to the Company.

Investors must be aware that we do not have sufficient capital to independently finance our own plans. We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would likely lose their entire investment.

We plan to raise the additional funding for Stage III of our business plan by way of private debt or equity financing, but have not commenced any activities to raise such funds. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with Stage III of our business plan.

Investors should be aware that our independent auditors have issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on us having limited operations and limited working capital. Our only source for cash at this time other than this offering is investments or loans. However, we do not have any written agreements in place for any investments or loans. We must raise cash to implement our projects and expand our operations.

The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined by Rule 405 under the Securities Act. The Company's status as a shell company imposes certain restrictions inapplicable to non-shell companies and operates to limit certain transfer of its securities as discussed in detail herein.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or quoted on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for quotation on the OTCBB. We do not yet have a market maker who has agreed to file such an application.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Potential investors should be aware that our two directors, Mr. Shaikh and Ms. Shaikh (who are husband and wife), presently own 5,000,000 shares, which would represent 50% of the issued and outstanding common shares of the Company if the offering closes and all our offered shares are sold. All of these shares owned by Mr. Shaikh and Ms. Shaikh are restricted shares which were purchased by Mr. Shaikh and Ms. Shaikh at a price of $0.005 per share representing a total cost of $25,000.

                                PENNY STOCK RULES

Under U.S. federal securities legislation, our common stock will be characterized as "penny stock". Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                  THE OFFERING

We are offering, on a self-underwritten basis, a total of 5,000,000 shares of the common stock of our Company at a price of $0.01 per share. This is a fixed price offering. In order to close the Offering, all of the offered shares must be sold. This Offering of shares by our Company will terminate 180 days from the date of this Prospectus, although we may close the Offering on any date prior if the Offering is fully subscribed. This is an "all or nothing" offering. In the event that all 5,000,000 shares of our common stock are not sold within 180 days from the date of this prospectus, on the 181st day from such date all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If all of the shares of common stock of our Company offered under this Offering are sold within 180 days from the date of this Prospectus, all money received will be available to us to fund our business and operations, and there will be no return of any funds.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this Prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to "RISK FACTORS" beginning on page 6 and "DILUTION" on page 16 before making an investment in our stock.

Securities Being Offered      5,000,000 shares of common stock.

Offering Price                $0.01 per share

Offering  Period              The shares are being  offered  for a period not to
                              exceed 180 days from the date of this  Prospectus,
                              This is an "all or nothing" offering. In the event
                              we do  not  sell  all  of the  shares  before  the
                              expiration date of the offering,  all funds raised
                              will  be  promptly   returned  to  the  investors,
                              without interest or deduction.

No Public Market              There is no public market for our common stock. We
                              cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

                              We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the quotation of our common stock upon our becoming a reporting company. There can be no guarantee that our common stock will be accepted for quotation on the OTCBB.

Number of Common Stock
Issued and Outstanding
Before Offering               5,000,000  shares of our  common  stock are issued
                              and outstanding as of the date of this prospectus.

Number of Common Stock
to be Issued and
Outstanding After Fully
Subscribed Offering           10,000,000 shares

Net Proceeds to Our Company   $50,000

Use of  Proceeds              We  intend  to use the  proceeds  to  develop  our
                              business operations.

Risk Factors                  The  securities  offered  hereby  involve  a  high
                              degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 6.

Dividend Policy               We have not declared or paid any  dividends on our
                              common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Neither our officer, directors, control persons nor their affiliates intend to purchase any shares in this offering.

                          SUMMARY FINANCIAL INFORMATION

We have not earned any revenues to date and do not anticipate earning revenues until we have completed our website and commenced sales.

The following tables set forth a summary of the Company's financial information as provided in its year-end financial statements. You should read this information together with our audited financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Balance Sheet Data                                     October 31, 2013
                                                       ----------------
Cash                                                       $25,000
Total Current Assets                                       $25,000
Current Liabilities                                        $ 1,120
Total Stockholder's Equity                                 $23,880

                                                  Statement of Operations From
                                                        Incorporation on
                                                     September 25, 2013 to
                                                       October 31, 2013
                                                       ----------------
Revenue                                                    $    --
Net Loss                                                   $(1,120)

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED.

                          RISKS RELATED TO OUR BUSINESS

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.

Our independent auditors state in their audit report, which is included with this prospectus, that since we have no business operations to date and must secure additional financing to commence our plan of operations, these matters raise substantial doubt about our ability to continue as a going concern. To date, we have completed only the preliminary stages of our business plan, which has consisted of the formation of our Company and the identification of our business strategy. We cannot assure you that we will be able to generate enough revenue to achieve profitability. At this time, we cannot predict with assurance the potential success of our business. This increases the risk that we may not be able to continue as a going concern.

AS A START-UP OR DEVELOPMENT STAGE COMPANY, AN INVESTMENT IN OUR COMPANY IS CONSIDERED A HIGH RISK INVESTMENT WHEREBY YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We have not commenced operations and, therefore, we are considered a "start-up" or "development stage" company. There is no meaningful historical data for an investor to evaluate. The revenue and income potential of our business and the market for online sales of loose pearls has not been proven. We will encounter risks and difficulties commonly faced by early-stage companies in new and rapidly evolving markets. We intend to make significant investments in our website. As a result, we will have a net loss from operations and may not be able to reach or sustain profitability in the future. If we fail to become profitable, we will be forced to cease operations.

We will incur significant expenses in order to implement our business plan, including funds to develop our website, purchase our pearl inventory as well as legal and regulatory compliance costs for the 12 month period following the effectiveness of our registration statement. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, and advertising and marketing expenses. We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, IT MAKES EVALUATING OUR BUSINESS DIFFICULT.

We were incorporated on September 25, 2013 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $1,120 from our incorporation to October 31, 2013.

Accordingly, you cannot evaluate our business or future prospects due to our lack of operating history. To date, our business development activities have consisted solely of organizational and planning activities. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will commence business operations. Even if we do commence operations, at present, we do not know when such operations will commence.

Furthermore, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the development of our website, we will not be able to earn profits or continue operations.

AS A RESULT OF PLACING YOUR SUBSCRIPTION FUNDS INTO AN OPERATING ACCOUNT (NOT AN ESCROW ACCOUNT), THE FUNDS ARE SUBJECT TO ATTACHMENT BY CREDITORS OF THE COMPANY, THEREBY SUBJECTING YOU TO A POTENTIAL LOSS OF THE FUNDS.

Because subscription funds are being placed by the Company in an operating account during the offering period, rather than an escrow account, creditors of the Company could attempt to attach, and ultimately could be successful in obtaining or attaching the funds before the offering closes. In such case, investors would lose all or part of their investments, regardless of whether or not the offering closes.

WE MUST BUILD A WEBSITE IN ORDER TO BE ABLE TO SELL LOOSE PEARLS TO ONLINE PURCHASERS.

In order to establish a venue to market our products, we must establish an Internet website highlighting our inventory and our prices at which the pearls are being offered for sale.

The construction of our website is in the early stage of development and will require substantial time and resources to complete. We intend to launch a basic interim website funded by the proceeds of this Offering to initiate our business plan.

THE  OVERALL  JEWELRY  ONLINE  RETAIL  (INCLUDING  PEARL  JEWELRY)  INDUSTRY  IS
INCREASINGLY COMPETITIVE AS THERE ARE NO SUBSTANTIAL BARRIERS TO ENTER THE INDUSTRY. WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST DOMINANT COMPANIES. IF WE CANNOT PRESENT PRODUCTS ATTRACTIVE TO CONSUMERS, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NOT BE ABLE TO GENERATE ANY REVENUE.

The number of online retail jewelry organizations in India is increasing, and the online retail jewelry industry on international level is intensely competitive. Barriers to entry are minimal; and current and new competitors can launch new websites.

There are numerous, well-financed competitors who offer larger jewelry product lines along with other products. We have not demonstrated that we can compete successfully against these competitors and we may not be able to compete in the future. If we are unable to effectively compete, our results would be negatively affected, we may be unable to implement our plan and we might ultimately fail. In addition, we cannot prevent unauthorized persons from copying aspects of our business, including our website design or functionality, product line or marketing materials.

OUR ONLINE, OFFLINE AND OTHER MARKETING INITIATIVES MAY NOT BE SUCCESSFUL AND THIS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

Our success depends on our ability to attract customers on cost-effective terms. We intend to develop relationships with online services, search engines, and other websites and e-commerce businesses to provide links which would direct potential customers to our website. Such services are expensive and may not result in cost-effective acquisition of customers. We will be relying on the offline and online marketing initiatives as a source of traffic to our website. If these initiatives are not successful, our business, financial condition and results of operations will be adversely affected.

OUR FAILURE TO EFFICIENTLY RESPOND TO CHANGING CONSUMER PREFERENCES AND DEMAND FOR NEW PRODUCTS AND SERVICES COULD SIGNIFICANTLY HARM OUR PRODUCT SALES AND CUSTOMER RELATIONSHIPS AND OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY AND ADVERSELY AFFECTED.

Our success will depend, in part, on our ability to anticipate and respond to changing consumer trends and preferences. We may not be able to respond in a timely or commercially appropriate manner to these changes. Our failure to accurately predict these trends could negatively impact our inventory levels, sales and consumer opinion of us as a source for the latest products. The success of our new product offerings depends upon a number of factors, including our ability to:

     1.   accurately anticipate customer needs;
     2.   competitively price our products;
     3. procure and maintain products in sufficient volumes and in a timely manner; and
     4.   differentiate our product offerings from those of our competitors.

If we do not introduce new products, make enhancements to existing products or maintain the appropriate inventory levels to meet customers' demand in a timely manner, our business, results of operations and financial condition could be materially and adversely affected.

TEMPORARY POPULARITY OF SOME TYPES AND STYLES OF PEARLS MAY RESULT IN SHORT-TERM INCREASES, FOLLOWED BY DECREASES, IN THE VOLUME OF SALES, WHICH COULD CAUSE OUR REVENUES TO FLUCTUATE.

Temporary consumer popularity or "fads" among consumers may lead to short-term or temporary increases, followed by decreases in the volume and in the average price of certain types and styles of pearls which we intend to sell. These trends may result in significant period-to-period fluctuations in our operating results and could result in declines in our net revenues and profitability, not only because of a resulting decline in the volume of selling certain types of pearls, but also because such trends could lead to increased price competition, which could require us to reduce the sales prices of certain of our inventory in order to maintain market share.

INDUSTRY SALES CYCLES CAN BE UNPREDICTABLE.

Sales cycles for customers who purchase pearls are generally unpredictable due primarily to the discretionary nature of the purchase of jewelry. Customers will typically purchase jewelry when discretionary income is abundant. Sales of jewelry are typically seasonal, with heightened sales occurring during holiday periods and bridal seasons. When economic conditions preclude consumers from purchasing pearls or during a season of low sales, such downturns in sales will affect our financial projections and could adversely affect results of operations.

SALES OF PEARLS ARE SUBJECT TO DISRUPTION.

As with all sales operations, the marketing of pearls will subject us to certain operating risks, including:

     * Supply of pearls is dependent on independent wholesale suppliers who may encounter problems with their supply chain, weather in producing countries, labor and others difficulties;
     * Procurement of pearls is subject to the effects of price increases which the Company may or may not be able to pass through to its customers;
     * India imports pearls and any political tension between India and supplier countries will impact the supply and price of pearls; and
     * disputes with labor unions in which certain personnel involved in the operation of pearl production and processing facilities are members and disputes under various collective bargaining agreements applicable to those plants.

All of these factors may affect the Company's ability to access suitable products on acceptable terms, are beyond the Company's control and could significantly affect our business, results of operations and financial condition.

THE FUTURE OF THE CULTURED PEARL IS COMPROMISED BY ENVIRONMENTAL CONCERNS.

Pearl-bearing mollusks tolerate a limited range of ocean and freshwater environments. The environments which support such mollusks have diminished as pollution has increased. Commercial oyster beds are jeopardized by polluted water which has decreased the size of pearls produced and has resulted in discoloration of pearls and production of pearls with a less translucent appearance.

WE DEPEND ON OUR ABILITY TO MAINTAIN AND DEVELOP NEW SOURCES OF LOOSE PEARLS IN A TIMELY AND CONSISTENT MANNER, AND FAILURE TO DO SO WOULD ADVERSELY AFFECT OUR OPERATIONS AND FINANCIAL PERFORMANCE.

Our success in the industry will require additional and continuing development to become and remain competitive. Our future success will depend, in part, on our ability to continue to find and retain suppliers of pearls. We expect to make investments in activities to develop suppliers. This development activity will require investment in order to establish our market position. We may experience unforeseen problems in our development endeavors. We may not achieve widespread market acceptance of our loose pearls. We may not meet some of these requirements or may not meet them on a timely basis. We may have to modify plans for the procurement and sale of pearl jewelry which may substantially increase our expenses. These factors could materially affect our ability to forecast operations and negatively affect our stock price, results of operations, cash flow and financial condition.

CUSTOMERS MAY BE UNWILLING TO USE THE INTERNET TO PURCHASE GOODS.

Our long-term future depends entirely upon consumers' willingness to use the Internet as a means to purchase goods and specifically loose pearls. Although e-commerce remains a relatively new concept, large numbers of customers are using the Internet to purchase goods. The demand for and acceptance of products sold over the Internet are highly uncertain, and most e-commerce businesses have a short track record. Concerns about the security and privacy of transactions over the Internet could inhibit the growth of the Internet and e-commerce. If consumers are unwilling to use the Internet to conduct business, our business may not develop profitably.

THE SECURITY RISKS OR PERCEPTION OF RISKS OF E-COMMERCE MAY DISCOURAGE CUSTOMERS FROM PURCHASING GOODS FROM US.

In order for the e-commerce market to develop successfully, we and other market participants must be able to transmit confidential information securely over public networks. Third parties may have the technology or know-how to breach the security of customer transaction data. Any breach could cause customers to lose confidence in the security of our website and choose not to purchase from us.

We will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information such as customer credit card numbers. We cannot assure you that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms that we will use to protect customer transaction data. If any such compromise of our security were to occur, it could harm our reputation, business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. We cannot assure you that our security measures will prevent security breaches or that failure to prevent such security breaches will not harm our business, prospects, financial condition and results of operations.

FAILURE OF THIRD-PARTY SYSTEMS OR THIRD-PARTY SERVICE AND SOFTWARE PROVIDERS UPON WHICH WE RELY COULD ADVERSELY AFFECT OUR BUSINESS.

We will rely on certain third-party computer systems or third-party service and software providers, including data centers, technology platforms, back-office systems, Internet service providers and communications facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If our arrangement with any third party is terminated, we may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We will host our platform and serve all of our customers from our network servers, which will be located at various data center facilities. Problems faced by our data center locations or with the telecommunications network providers with whom we may contract could adversely affect the experience of our customers. If our data centers are unable to keep up with our growing needs for capacity or close without adequate notice, this could have an adverse effect on our business. Any changes in third-party service levels at our data centers or any errors, defects, disruptions, or other performance problems with our services could harm our reputation and adversely affect the performance of our platform. Interruptions in our services might reduce our sales revenues, subject us to potential liability and thereby adversely affect our business, financial condition, results of operations and cash flows.

WE MAY BE LIABLE IF THIRD PARTIES MISAPPROPRIATE OUR CUSTOMERS' PERSONAL INFORMATION.

If third parties are able to penetrate our network security or otherwise misappropriate our customers' personal information or credit card information, or if we give third parties improper access to our customers' personal information or credit card information, we could be subject to liability. This liability could include claims for unauthorized purchases with credit card information or other similar fraud claims. This liability could also include claims for other misuses of personal information, including unauthorized marketing purposes. These claims could result in litigation. Liability for misappropriation of this information could adversely affect our business. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if government agencies investigate our privacy practices.

SYSTEM AND  ONLINE  SECURITY  FAILURES  COULD HARM OUR  BUSINESS  AND  OPERATING
RESULTS.

Our services will depend on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations will be vulnerable to damage or interruption from a number of sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. Our Internet host provider will not guarantee that our Internet access will be uninterrupted, error-free or secure. Our servers will also be vulnerable to computer viruses, physical, electrical or electronic break-ins and similar disruptions. Any substantial interruptions could result in the loss of data and could completely impair our ability to generate revenues from our service. We do not presently have a full disaster recovery plan in effect to cover the loss of all facilities and equipment. We may elect to obtain business interruption insurance; however, we cannot be certain that any such coverage will be sufficient to compensate us for losses that may occur as a result of business interruptions.

WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES.

We need the proceeds from this offering to start our operations. If $50,000 is raised, this amount will enable us, after paying the expenses of this offering, to develop our website and advertise online our loose pearls. It will also enable us to initiate the development of our marketing plans and initiate the development of marketing and support material such as brochures, flyers and "fact sheets." We need the proceeds of this offering to refine and implement our business plan from which we hope to achieve a sustainable sales level where ongoing operations can be funded out of revenues.

BECAUSE WE OPERATE IN A FOREIGN COUNTRY, OUR BUSINESS IS SUBJECT TO CURRENCY FLUCTUATIONS AND RISKS WHICH COULD NEGATIVELY IMPACT OUR REVENUES AND RESULTS OF OPERATIONS. ALSO, SINCE WE HOLD OUR CASH RESERVES IN US DOLLARS, WE MAY EXPERIENCE WEAKENED PURCHASING POWER IN INDIAN RUPEES AND MAY NOT BE ABLE TO AFFORD TO CONDUCT OUR PLANNED OPERATIONS.

Although we hold our cash reserves in US dollars, we intend to operate our business in Indian rupees. Almost all of our operations and expenses will be denominated in the Indian currency. Due to foreign exchange rate fluctuations, the value of our reserves and the cash flow that we will experience will result in both translation gains and losses in terms of Indian rupees.

We anticipate that we will raise all necessary funds for current and future operations through the sale of our equity, which will be denominated in United States dollars. If there occurs a significant decline in the US Dollar versus the Indian rupee, our Indian rupees purchasing power in US dollars would significantly decline. As well, if there was a significant decline in the Indian rupee relative to the US dollar, the amount of revenue and net profit that we may generate from our future operations would be reduced in terms of US dollars, our financial statement reporting currency. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

IF WE BECOME MORE INVOLVED IN INTERNATIONAL BUSINESS TRANSACTIONS, WE WILL BE EXPOSED TO LOCAL BUSINESS RISKS IN DIFFERENT COUNTRIES, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

We may expand our international sales efforts to consumers located in different countries. Any such international operations would be subject to risks inherent in doing business in other countries, including, but not necessarily limited to:

     *    new  and  different   legal  and  regulatory   requirements  in  local
          jurisdictions;
     * potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;
     *    risk of nationalization of private enterprises by foreign governments;
     * legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and
     * local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

We may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where we will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on our international operations and upon our financial condition and results of operations.

Our operations in developing markets could expose us to political, economic and regulatory risks that are greater than those we may face in established markets. Further, our international operations may require us to comply with additional United States and international regulations.

WE ARE VULNERABLE TO THE CURRENT ECONOMIC CRISIS THAT MAY NEGATIVELY AFFECT OUR PROFITABILITY

The recent global recession has placed severe constraints on the ability of all companies, particularly smaller ones, to raise capital, operate effectively and profitably and to plan for the future. Currently, it is not clear whether the economy will recover appreciably in the near future. As a small, start-up company we are especially vulnerable to these conditions. If current economic conditions do not improve, or if they worsen, our business plan will likely be negatively affected and will suffer.

DECLINES IN GENERAL ECONOMIC CONDITIONS COULD RESULT IN DECREASED DEMAND FOR OUR PRODUCTS WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

The availability of discretionary or disposable income and the confidence of consumers about future economic conditions are important factors that can affect the willingness and ability of consumers to purchase, and the prices that they are willing to pay for, jewelry. As a result, economic uncertainties, downturns and recessions can and will adversely affect our operating results by reducing the purchases of jewelry in general and pearls in particular.

WE INTEND TO COMMENCE OPERATIONS IN THE AREA OF ONLINE SALES OF LOOSE HIGH GRADE PEARLS. OUR BUSINESS WILL NOT BE DIVERSIFIED, WHICH COULD RESULT IN SIGNIFICANT FLUCTUATIONS IN OUR OPERATING RESULTS. A DOWNTURN IN OUR INDUSTRY SECTOR MAY REDUCE OUR STOCK PRICE, EVEN IF OUR BUSINESS IS SUCCESSFUL.

We intend to commence operations in the area of online sales of loose pearls, and, accordingly, are dependent upon trends in jewelry sector. Downturns in our industry could adversely affect our business. A downturn in our sector may reduce our stock price, even if our business is successful. The popularity of collecting jewelry can vary due to a number of factors, most of which are outside of our control, including fashion trends, general consumer confidence and their impact on disposable income and other general economic conditions.

IF OUR SOLE OFFICER RESIGNS, WE WILL BE LEFT WITHOUT MANAGEMENT AND OUR BUSINESS OPERATIONS WOULD CEASE.

We depend on the services of our President, Shabbir Shaikh, and our success will depend on the decisions made by him. The loss of the services of our President could have an adverse effect on our business, financial condition and results of operations. There is no assurance that our President will not leave us or compete against us in the future, as we presently have no employment agreement with him. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees, as required, or to retain the services of Mr. Shaikh could have a material adverse effect on our operating results and financial condition. Even if we are able to find substitute personnel, it is uncertain whether we could find someone who could successfully operate our business. We could fail without appropriate replacements.

ALTHOUGH OUR PRESIDENT IS NOT CURRENTLY RECEIVING COMPENSATION FOR HIS SERVICES, HE ANTICIPATES RECEIVING MANAGEMENT FEES ONCE WE ARE ABLE TO AFFORD TO PAY THEM FROM OPERATIONS, WHICH WILL ADVERSELY IMPACT ANY POTENTIAL NET PROFIT THAT WE MAY GENERATE.

We are not currently compensating our President for providing management services to us. We intend to pay management fees to him as compensation if the cash flow that we generate from operations sufficiently exceeds our total expenses. Mr. Shaikh, as a director and our sole officer, has the power, along with our second director, to set his own compensation.

OUR MANAGEMENT HAS NO PRIOR EXPERIENCE IN THE MARKETING OF PRODUCTS AND SERVICES VIA THE INTERNET AND THEREFORE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE THE DEVELOPMENT OR GROWTH OF OUR COMPANY IN THIS FIELD.

Our management has no experience in marketing an online retail jewelry business. Although Mr. Shaikh has extensive experience in retail sales, this experience may not be totally useful in developing and marketing products that are appealing to the internet shopper. Our inexperience may cause us to make serious mistakes in the refinement and/or implementation of our business plan. Our management may be unable to develop or grow a business in this field due to its inexperience.

BECAUSE OUR SOLE OFFICER HAS NO FORMAL TRAINING IN US FINANCIAL ACCOUNTING AND MANAGEMENT, IN THE FUTURE OUR DISCLOSURE AND ACCOUNTING CONTROLS MAY NOT BE EFFECTIVE TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS, WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

We have only one officer and two directors. Although our officer does have formal training in financial accounting and management, he is not familiar with United States reporting requirements. Furthermore, he will be responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the "SOX Act"). He may be incapable of creating and implementing the disclosure and accounting controls which are required under the SOX Act, which could result in fines, penalties and assessments against us and which ultimately could cause you to lose your entire investment.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR DIRECTORS AND SOLE OFFICER COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Shabbir Shaikh, a director and our sole officer, has had no responsibility for managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the SOX Act. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, Mr. Shaikh may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment in our company.

OUR DIRECTOR AND SOLE OFFICER WILL ALLOCATE ONLY A PORTION OF HIS TIME TO OUR BUSINESS, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR SUCCESS.

Currently, Shabbir Shaikh, our sole officer allocates only a portion of his time to the operation of our business. If our business develops faster than anticipated, or if his other commitments require him to devote substantially more time than is currently planned, there is no guarantee that he will be able to devote the time necessary to assure our successful operations. The limited ability of Mr. Shaikh to devote time and effort to our operations may have a negative effect on us and our ability to implement our plan of operations currently and in the future. This could negatively impact our business development.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OR INACCURATE, OUR BUSINESS WILL FAIL AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures for legal and accounting services, including those we expect to incur as a publicly reporting company, website development and advertising and administrative expenses. If such estimates are erroneous or inaccurate, or we encounter unforeseen expenses and delays, we may not be able to carry out our business plan, which could result in the failure of our business and a loss of your entire investment.

WE ARE SUBJECT TO THE MANY RISKS OF DOING BUSINESS INTERNATIONALLY INCLUDING BUT
NOT  LIMITED  TO  THE   DIFFICULTY  OF  ENFORCING   LIABILITIES   IN  A  FOREIGN
JURISDICTION.

Our sole officer and our two directors reside outside of the United States and all of our substantial assets will be located outside of the United States. We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. However, even if a judgment is obtained against us, it is will be difficult or impossible to enforce without obtaining a judgment in India as well. Therefore, the cost of enforcing liabilities against us will be high.

Our directors reside in India. Any action brought against either of the directors in the United States, even if successful, either through default or on the merits of the claim, that results in a financial award against them, may be required to be enforced and/or collected in India, unless Mr. and Ms. Shaikh owned assets located in the United States. Further, shareholder efforts to bring an action in India against its citizens for any alleged breach of a duty in a foreign jurisdiction may be difficult and effectively unfeasible.

BECAUSE WE ARE A SHELL COMPANY, IT WILL LIKELY BE DIFFICULT FOR US TO OBTAIN ADDITIONAL FINANCING BY WAY OF PRIVATE OFFERINGS OF OUR SECURITIES.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

                       RISKS RELATING TO OUR COMMON STOCK

BECAUSE TWO DIRECTORS WILL OWN 50% OF THE OUTSTANDING SHARES AFTER THIS OFFERING, THEY WILL RETAIN SIGNIFICANT CONTROL OF OUR COMPANY AND MAY BE ABLE TO ELECT DIRECTORS WHICH COULD DECREASE THE PRICE AND MARKETABILITY OF THE SHARES.

Even if we sell all 5,000,000 shares of common stock in this offering, Mr. Shaikh and Ms. Shaikh (who are husband and wife) will still own 5,000,000 shares and will continue to exert significant control and influence over the Company. As a result, Mr. Shaikh and Ms. Shaikh will have significant influence to:

     *    elect or defeat the election of our directors;
     *    amend or prevent amendment of our articles of incorporation or bylaws;

     * effect or prevent a merger, sale of assets or other corporate transaction; and
     * effect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in the Company's business or management, and therefore, shareholders would be subject to decisions made by management and the major shareholders.

In addition, sales of significant amounts of shares held by Mr. Shaikh and Ms. Shaikh, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

THERE ARE SIGNIFICANT CONSEQUENCES TO THE OWNERSHIP OF SECURITIES OF A SHELL COMPANY.

We are defined as a shell company because we have no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As a result of the Company's shell company status, we are ineligible to file a registration of securities using Form S-8. Also, Rule 144 is unavailable for transfers of our securities until we have ceased to be a shell company, are subject to the reporting requirements of the Exchange Act; we have filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ALL OF THE SHARES, IN WHICH CASE, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten; that is, we are not going to engage the services of an underwriter to sell the shares. We intend to sell them through our sole officer, who will receive no commission. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. This is an "all or nothing" offering. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost of $0.005 per share, a cost per share that is substantially less than the amount you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $0.00579 per share, $0.00421 less than what you paid for them.

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with FINRA to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HIS ABILITY TO SELL OUR STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. "Penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, that is, generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

IF  QUOTED,  THE  PRICE  OF  OUR  COMMON  STOCK  MAY  BE  VOLATILE,   WHICH  MAY
SUBSTANTIALLY INCREASE THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

     *    variations in quarterly operating results;
     *    our announcements of significant events and achievement of milestones;
     *    our relationships with other companies or capital commitments;
     *    additions or departures of key personnel;
     *    sales of common stock or termination of stock transfer restrictions;
     *    changes in financial estimates by securities analysts, if any; and
     *    fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON STOCK, HOLDERS OF OUR COMMON STOCK MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

ADDITIONAL ISSUANCES OF OUR SECURITIES MAY RESULT IN IMMEDIATE DILUTION TO EXISTING SHAREHOLDERS.

We may need to raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. We are authorized to issue up to 100,000,000 shares of common stock, of which 5,000,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privilege of preferred shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a "secondary trading" exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO OUR BUSINESS THAT ARE BASED ON OUR BELIEFS AS WELL AS ASSUMPTIONS MADE BY US OR BASED UPON INFORMATION CURRENTLY AVAILABLE TO US. THESE STATEMENTS REFLECT OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS ARE OFTEN IDENTIFIED BY

WORDS LIKE: "BELIEVE," "EXPECT," "ESTIMATE," "ANTICIPATE," "INTEND," "PROJECT" AND SIMILAR EXPRESSIONS OR WORDS WHICH, BY THEIR NATURE, REFER TO FUTURE EVENTS. IN SOME CASES, YOU CAN ALSO IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "PLANS," "PREDICTS," "POTENTIAL" OR "CONTINUE" OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. THESE STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS IN THE SECTION ENTITLED RISK FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. IN ADDITION, YOU ARE DIRECTED TO FACTORS DISCUSSED IN THE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION" SECTION, AND THE SECTION ENTITLED "DESCRIPTION OF OUR BUSINESS" AS WELL AS OTHER FACTORS DISCUSSED ELSEWHERE IN THIS PROSPECTUS. SUCH OTHER FACTORS INCLUDE, AMONG
OTHERS: GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; INDUSTRY TRENDS; COMPETITION; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; PROJECT PERFORMANCE; AVAILABILITY, TERMS, AND DEPLOYMENT OF CAPITAL; AND AVAILABILITY OF QUALIFIED PERSONNEL.

THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, OR ACHIEVEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW, INCLUDING THE SECURITIES LAWS OF THE UNITED STATES, WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATE OR REVISIONS OF ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO OR TO CONFORM THESE STATEMENTS TO ACTUAL RESULTS.

                               TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

                                 USE OF PROCEEDS

If all the shares are sold, the total proceeds from this offering will be $50,000. We expect to expend the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

Total Offering proceeds to us                                      $50,000
Cash on hand                                                        25,000
                                                                   -------
TOTAL                                                              $75,000
                                                                   =======
OFFERING EXPENSE
  SEC Registration Fee                                             $     7
  Legal and accounting expenses                                     12,000
  Transfer Agent Fees                                                1,000
  Edgar formatting and XBRL conversion                               3,000
                                                                   -------
TOTAL                                                              $16,007
                                                                   =======
OPERATING EXPENSES
  Legal and Professional fees                                      $14,000
  Edgar and XBRL formatting and conversion expenses                  2,000
  Website development and related expenses                          20,000
  Inventory of pearls                                               10,000
  Brochures, Marketing and e-Promotion                               2,000
  Office, Transfer Agent and Administrative                         10,993
                                                                   -------
TOTAL                                                              $58,993
                                                                   -------

TOTAL USE OF PROCEEDS AND CASH ON HAND                             $75,000
                                                                   =======

                         DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price of the 5,000,000 shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

In this offering, the level of dilution is increased as a result of the relatively low book value of Asiya`s presently issued and outstanding stock. This is due to the shares of common stock issued to the Company's founder totaling 5,000,000 shares at $0.005 per share for $25,000 cash versus the current offering price of $0.01 per share.

The Company's net tangible book value on October 31, 2013 was $23,880, or approximately $0.00478 per share, based upon 5,000,000 shares outstanding. Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $50,000 less expenses for issuance and distribution of the securities being registered ($16,007), the net tangible book value of the 10,000,000 shares to be outstanding will be $57,873, or approximately $0.00579 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0042 per share while the Asiya's present stockholders will receive an increase of $0.0001 per share in the net tangible book value of the shares that they hold. This will result in a 42% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering. The table below includes an analysis of the dilution that will occur if all shares are sold:

                                 Dilution Table

                                                                     100% of
                                                                   Shares Sold
                                                                   -----------
Price Per Share for existing shareholders                           $  0.005
Offering Price Per Share                                            $   0.01
Net Tangible Book Value Per Share Before the Offering               $0.00478
Net Tangible Book Value Per Share After the Offering                $0.00579
Net Increase to Original Shareholders                               $0.00101
Decrease in Investment to New Shareholders                          $0.00421
Dilution to New Shareholders                                            42.1%

Note: Calculations based on after deducting Offering Expenses estimated in aggregate, at $16,007.

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholder and by new investors in this offering:

                                Price       Total Number of     Percentage     Consideration
                               per Share      Shares Held      of Ownership        Paid
                               ---------      -----------      ------------        ----
Existing Stockholders           $0.005         5,000,000            50%           $25,000
Investors in This Offering      $0.010         5,000,000            50%           $50,000

                              PLAN OF DISTRIBUTION

SHARES IN THE OFFERING WILL BE SOLD BY OUR DIRECTOR AND SOLE OFFICER

This is a self-underwritten offering. This Prospectus is part of a registration statement that permits Shabbir Shaikh, our director and sole officer to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. We do not intend to use any mass-advertising methods such as the Internet or print media. After the effective date of this prospectus, Mr. Shaikh will distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in Asiya as a possible investment. In offering the securities on our behalf, Mr. Shaikh will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Shaikh will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

Mr. Shaikh is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation:

     a. Mr. Shaikh is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
     b. Mr. Shaikh is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and,
     c. Mr. Shaikh is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs
          (a)(4)(i) (a) (4) (iii).

Our officer and directors do not intend to purchase any shares in this offering.

We may determine to sell our Shares in India only.

TERMS OF THE OFFERING

We are registering 5,000,000 shares of our common stock for offering to investors. The Shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum subscription amount required per investor, and subscriptions, once received, are irrevocable by subscribers. This offering will commence on the date of this prospectus is effective and continue for a period not to exceed 180 days (the "Expiration Date"). If the all-or-none fixed amount is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The offering will terminate when the sale of all 5,000,000 shares is completed or such earlier time as the Company may terminate the offering.

We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Further, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Upon effectiveness, all of the shares being registered herein may become tradable. The stock may be traded or listed only if a broker-dealer has acted as a market maker in our stock and our application is accepted for quotation on the OTCBB. Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTCBB. We will pursue a quotation on the OTCBB after this registration statement becomes effective and we have completed our offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.

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DEPOSIT OF OFFERING PROCEEDS

This is an "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a bank account until the total amount of $50,000 has been received. At that time, the funds will be used in the implementation of our business plan. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or certified funds to us. Subscriptions, once received by the Company, are irrevocable by subscribers.

RIGHT TO REJECT SUBSCRIPTIONS

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to such subscribers, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

Our authorized capital stock consists of 125,000,000 shares, of which 100,000,000 shares are common stock and 25,000,000 shares are preferred stock, each with a par value of $0.0001 per share. As of the date hereof, there are 5,000,000 shares of common stock issued and outstanding, and there are no issued and outstanding shares of preferred stock.

COMMON STOCK

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefor, when, as and if declared by the Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets that are available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PENNY STOCK REGULATION

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account

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
and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

                        SHARES ELIGIBLE FOR FUTURE RESALE

GENERAL

There is no public market for our common stock. We cannot predict the effect, if any, that sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of the date of this Prospectus, we will have outstanding an aggregate of 10,000,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 5,000,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act since they will not be held by affiliates of the Company.

The remaining 5,000,000 restricted shares of common stock to be outstanding are owned by our directors, known as our "affiliates," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under the Securities Act, if available.

RULE 144

The 5,000,000 shares held by our directors are subject to the sale limitations imposed by Rule 144 and rules applying to shell companies. The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Our issued shares of common stock are not currently available for resale to the public in accordance with Rule 144 under the Securities Act because we are a shell company. Our shareholders cannot rely on Rule 144 for the resale of our common stock until the following have occurred:

     1.   we have ceased to be a shell company;
     2.   we are subject to the reporting requirements of the Exchange Act;
     3. we have filed all Exchange Act reports required for the past 12 months; and
     4. a minimum of one year has elapsed since we filed current Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

When Rule 144 is available, our affiliate stockholders shall be entitled to sell within any three month period a number of shares that does not exceed the greater of:

     1. 1% of the number of shares of the company's common stock then outstanding; or
     2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included herewith have been audited by LBB & Associates LLP, registered independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the Securities and Exchange Commission, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Synergy Law Group, LLC has provided an opinion on the validity of our common stock.

                   INFORMATION WITH RESPECT TO THE REGISTRANT

GENERAL OVERVIEW

We were incorporated on September 25, 2013 in the State of Nevada. Since inception, we have been engaged only in organizational and planning activities, and we have not generated any revenues. The Company will not be profitable until we derive sufficient revenues and cash flows from our business services. We believe that, if we obtain the proceeds from this offering, we will be able to initiate our business plan and conduct business in accordance with the business plan for the next twelve months. We have never been involved in any reclassification, merger, consolidation or purchase or sale of a significant amount of assets nor have we ever declared bankruptcy, been in receivership, or been involved in any legal action or proceedings. We are not a "blank check company," as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, as amended, because we have a specific business plan.

 From inception until the date of this filing we have had limited activities, primarily consisting of the incorporation of our company, registration of our domain name and the initial equity funding by our directors. We are investigating website development, conducting pearl market research and considering pearl suppliers. We received our initial funding through a private placement of 5,000,000 shares of common stock to our directors who purchased an aggregate of 5,000,000 shares at $0.005 per share.

Our financial statements from inception (September 25, 2013) through our fiscal year ended October 31, 2013, report no revenues and a net loss of $1,120. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company which is in the business of online retail sale of high grade loose pearls. We intend to use the net proceeds from this offering to develop our business operations.

BUSINESS OVERVIEW

We are a development stage company with plans to operate an Indian-based online site for the retail sales of pearls specializing in high grade loose pearls.

We will seek to provide our clientele with a wide collection of loose pearls from which consumers then would use in custom designed pieces of jewelry fashioned to their taste. We will not be providing the design or any recommendations for jewelers or handicraft establishments for custom made jewelry. India has a vast hand-crafting jewelry cottage industry. Asiya's sole focus is to provide high grade loose pearls. We plan to purchase pearls directly from pearl producers and/or importers in Hyderabad.

We will seek to provide a one-stop shop through our convenient website. This website will provide our customers with the ease of shopping online and ability to make online purchases. Our target audience is 40-70 year old Indian women with web-enabled computers or mobile devices. We plan to maintain a small inventory of certain products. However, we intend to ship other products from our suppliers directly to our customers. If our inventory level ever reaches a sufficient value to warrant the cost and there exists a need for insurance, we will obtain and maintain insurance to cover the inventory.

To date our operations have been limited to organizational activities, and we will not start operations until our website is completed.

Our plan of operations over the 12 month period following successful completion of our offering is to develop and establish our pearl suppliers, develop our website and develop an advertising and marketing plan. We have registered the domain name www.asiyapearls.com.

Shabbir Shaikh, our President, CEO and director, has significant experience in retail sales. Our director, Asiya Shaikh, has significant experience in jewelry and retail fashion clothing. Mr. Shaikh and Ms. Shaikh will oversee the continued development of our business plan and commencement of operations.

INDUSTRY OVERVIEW

Information regarding market and industry statistics contained in this prospectus is derived from independent third party sources which are publicly available, represents the most recently available data and remains reliable in the judgment of management. Upon request, the Company will provide copies of such sources cited herein at a nominal cost.

A Technopak report cited by the India Brand Equity Foundation projects the domestic market for gems and jewellery in India will be $35 to $40 billion by 2015.

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We expect  sales of both  genuine and fashion  jewelry to increase as  consumers regain confidence in the economy. As consumers begin to discover and appreciate the greater options for fashion jewelry, value sales are projected to increase.

Growth in the fashion jewelry industry is attributable to the following factors:

     1. Increase in personal disposable income of consumers leaving more to spend on items outside of that such as fashion accessories.
     2. Although the cost of jewelry has risen significantly in recent years, customers want to find trendiest pieces of jewelry.

According to GEMS AND JEWELLERY INDUSTRY IN INDIA published by the India Brand Equity Foundation in August 2013, jewellery is a luxury component and the Indian luxury market is growing at a compounded annual growth rate of 25 to 30 percent per annum. Jewellery, the largest segment of the luxury market, accounts for about 50 percent of the total luxury products sold in India. India's appetite for pearls is demonstrated by the fact that the Gemological Institute of America announced that it is planning to offer a pearl grading lab class and a retail jewellery management business course in India which is not accepting enrollment.

ABOUT PEARLS

The pearl, symbol of purity, virtue and modesty, is also one of the most precious types of jewelry. India has a long history of appreciating pearls, and since their introduction, they have never lost their importance and popularity. Technically known as "organic gems" since they are formed by shellfish, pearls have been harvested and worn for more than 4,000 years. The way they are acquired - and their appearance - has changed dramatically over time, especially in the past hundred years, but pearl jewelry nonetheless continues to be a classic. Pearls are perhaps the best-loved gem of all times.

A pearl is formed randomly in nature when an irritant, such as sand or a parasite, becomes lodged in the shell of an oyster. The oyster deposits layers of a semi-translucent crystalline material called "nacre" around the intruder, where it builds up in layers like the rings of a tree. This process of building up can continue for years, resulting in a pearl. In nature, pearls take many years to develop and often have irregular shapes, ranging from slightly off-spherical to twisting, bulging shapes called "baroque." Pearls are of different shapes and sizes dependent upon the species of mollusk in which the pearl develops and the time it took to form. While demand for white pearls dominates the market, pearls range in color from golden to purple to pink, cream and even black. In any shape, natural pearls are quite rare and very costly.

Around the beginning of the 20th century, it was learned that if a sphere of material was placed into an oyster and the oyster stimulated correctly, the oyster would coat the sphere with nacre, creating an almost perfectly round pearl. The longer the pearl remains in the oyster, the larger and more valuable the pearl becomes. These pearls created through human intervention are called "cultured" pearls. Almost all pearls used in jewellery today, are cultured pearls. Pearls are cultured around the world today, and different types of oysters - or mollusks in freshwater - raised in different environments create cultured pearls with different sizes, colors and other qualities. Cultured pearls are popular for bead necklaces and bracelets or mounted in solitaires, pairs or clusters for use in earrings, rings and pendants. Larger pearls with unusual shapes are popular with creative jewelry designers. Freshwater cultured pearls are considered one of the jewelry world's biggest bargains. Production is large and lustrous examples are affordable, particularly in off-round shapes. One reason that they are plentiful is that each mollusk produces dozens of pearls unlike some others which only grow one pearl per shell.

Pearls are rated on five value factors:

     1. Luster and orient: Luster is the sharpness and intensity of reflections on the pearl's surface, and orient is the iridescent colors one sees within the pearl. A pearl with excellent luster will appear bright and shiny, while one with poor luster is dull. Fine Akoya pearls tend to display a bright, mirror-like glaze, while others tend to feature a softer, satiny luster. As a general rule, the higher the luster and orient, the more valuable the pearl.
     2. Color: Color describes both the main color (usually white, black or yellow) and the undertone (often pink, rose, or even green.) Cultured pearls display a broad palette of subtle hues. In addition, pearls can be dyed any shade to meet personal preference.
     3. Cleanliness and Surface: This characteristic describes the number, nature and location of surface imperfections (abrasions, bumps, chips, cracks, etc.) found on the surface of the pearl. Some imperfections are expected on all real pearls, natural or cultured. Numerous or severe surface irregularities can threaten the durability of the pearl and cause it to break and result in a lower value. If a surface imperfection is minor and located near a pearl's drill hole where it is less noticeable, it will detract less from the pearl's appearance and ultimate value. Other value factors can minimize the effect of surface imperfections on a pearl's worth. If the pearl is large and highly lustrous, for example, those factors can outweigh a slight surface imperfection. Excellent luster actually makes some surface imperfections less noticeable.
     4. Shape: In general, spherical pearls are the most prized. Pearls come in many shapes. No matter the shape, if a pearl is symmetrical, it is generally more valuable and desirable than one that is irregular.
     5. Size: Cultured pearls are sold by diameter, measured in millimeters. In general, larger cultured pearls are rarer and more costly. Price rises significantly with the size of a pearl.

TYPES OF PEARLS

There are four major types of cultured whole pearls:

     * Akoya - This type of pearl is most familiar to jewelry customers. Japan and China both produce saltwater akoya cultured pearls.
     * South Sea - These saltwater cultured pearls are produced primarily in Australia, Indonesia and the Philippines.
     * Tahitian - These saltwater cultured pearls usually ranging in color from black to white are cultivated primarily around the islands of French Polynesia.
     * Freshwater - These pearls are cultured in freshwater lakes and ponds and are produced in a wide range of sizes, shapes and colors. China and the United States are the leading sources of freshwater pearls.

HOW TO IDENTIFY GENUINE PEARLS

For general information and testing:

     1. Run a pearl over the edge of teeth. A real pearl will feel sandy and gritty, while fake pearls have a smooth texture.
     2. Rubbing two pearls against each other. The layers of nacre from real pearls will leave a powdery residue.
     3. Put the pearls under a 30x jeweler's loupe. The surface of real pearls looks scaly, while the surface of fake pearls will appear grainy.
     4. Cut a pearl in half or even smash it open with a hammer. (This is not recommended for a strung necklace, only an extra loose pearl). The inside of real pearls consists of thin layers of nacre that look like the layers of an onion.

HOW TO CARE FOR PEARLS

To retain their beauty, pearls need a certain amount of moisture, so pearls should not be stored in an airtight or overly dry environment. The human body provides the right amount of moisture pearls need, so wearing pearls frequently is actually beneficial to the life of pearls. Pearls, however, are the most durable of gems, and chemicals contained in perfume, makeup and hairspray can permanently dull the nacre of pearls. Substances contained in cleaning products can quickly damage pearls. Chlorinated swimming pool water is also hazardous to pearls. The best way to clean pearls is with a soft damp cloth, ideally after each wearing.

HYDERABAD, INDIA, THE "CITY OF PEARLS"

We intend to obtain our high grade loose pearls from Hyderabad, whose role in the pearl trade has given it the name "CITY OF PEARLS". Hyderabad is the capital of Andhra Pradesh and is one of the major pearl centers in India, The pearl market of Hyderabad is dominated by China, and its position as a pearl center dates back 400 years. After being imported, pearls are sorted by orient and drilled. The art of drilling is second only to diamond cutting among the exacting, unforgiving steps toward the creation of a fine jewel. By skewing the way it hangs on a string, just a small slip of the drill can disqualify even the most lustrous pearl from use in a piece of jewelry. Once they are drilled, the pearls are bleached, washed and separated in accordance with their shape and size.

China has been the world's biggest pearl producer for two decades, flooding the world market with small and cheap pearls of costume-jewellery quality. Freshwater pearl farms in east-central China are reported to be producing white pearls that cost a fraction of the saltwater variety. Pearls are also imported from Japan, Tahiti, Indonesia, Australia and Venezuela.

                                       22
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PRINCIPAL PRODUCTS

We plan to offer an array of loose pearls (drilled and undrilled). Pearls are appropriate to accessorize for all events including the following:

     * Fanciest occasions: celebrations such as engagements, weddings, graduations, birthday parties, special outings and parties
     * Professional work wear: presentations, board meetings, client meetings, conferences, suitable work wear, work events, work parties
     * Every day wear: accessorize for summer, fall and winter for all every day wear, casual outings with friends, family

PRINCIPAL SUPPLIERS

We plan to form relationships with a limited number of reputable producers and/or importers of pearls who do not sell retail. We plan to acquire a small inventory but have access to the supplier inventory which we will advertise on our website.

Although we plan to identify and deal with only one primary supplier, we will have relationship with other producers and/or importers, in case of unforeseen circumstances such as price disputes, quality of pearls and others.

TECHNOLOGY

We intend to implement a broad array of commercially available, licensed technologies that facilitate website management, complex database search functionality, customer interaction and personalization and transaction processing.

To address the critical issues of privacy and security on the Internet, we plan to incorporate, for transmission of credit card and personal information between customers and our Web server, industry standard Secure Sockets Layer (SSL) security technology. SSL is the standard security technology for creating an encrypted link between a web server and a browser. This link ensures that all data passed between our web server and the browser on a customer's computing device remains private and secure. This system is used by countless websites worldwide to allow secure internet transactions for customers.

Our systems will provide our customers with real time product availability information and updated customer information to enhance our customer care.

We will have an integrated direct connection for processing credit cards to ensure that a valid credit card number and authorization have been received at the same time a customer submits an order on our website.

Our information systems will provide our customer care representatives with records of all prior contact with a customer, including the customer's address, phone number, e-mail address, fax number, order history, payment history, and notes.

WEBSITE DESIGN AND FEATURES

We will design our website to provide an intuitive site with exceptional functionality for online pearl shopping. We will strive to enhance customer experience, enhance customer awareness and convert traffic into sales.

Online shoppers will be able to search our website for loose high grade pearls which will be categorized by three characteristics: grade, size and color.

Many other websites force customers to search through pages and pages of uncategorized items which result in customers getting lost or confused within the product line when searching for a particular item. Our goal is to categorize as much as possible so that customers can find the product that they are looking for in the most expedient manner. Our website design will be simplified and provide an easily navigational page. Once shoppers select items, these will be added to their shopping cart and shoppers may then continue shopping or place an order. The checkout process will be simplified and streamlined, reducing its complication and encouraging shoppers to continue with the process.

WEBSITE CONTENT

We plan to hire a web designer to further develop our website. To date we have secured the web address and our President Mr. Shaikh has put forth an effort so our Company has a presence on the world wide web.

Our website will contain pictures and detailed descriptions of each type of pearl. There will also be an option to zoom in to observe the quality of the product through each picture listed. This will add value for consumers and ensure that the product matches the needs of the occasion for which our customers are purchasing the item.

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
We will design out website to enhance customer awareness of our products. For instance, we will include on our website information about how to identify genuine pearls and how to care for pearls.

PRICE AND POSITIONING

We will maintain a small inventory of pearls ranging in price from 400 rupees (US $6.00) to 6,000 rupees (US $100) per pearl, plus postage and handling fees which we estimate would be approximately 120 rupees (US $2.00) per shipment in India. We will be positioning ourselves as a competitively-priced online retailer. The ease of navigation through our website, cutting edge website design, latest and trendiest product offerings and informative descriptions will assist us in the positioning of our product line and help to ensure success of the line. We anticipate that our pricing will be very competitive as our overhead will be significantly lower that our competition as these organizations also have retail establishments.

COMPETITION

There are very few online retailers of loose pearls but there are many retail jewelry shops who also sell pearl jewelry on their own websites. There are also a large variety of competitors including large and popular online shopping providers such as Amazon that are using the internet to expand their channels for distribution, traditional well known retailers and established mail order and online retailers of pearls, fashion jewelry and accessories. Competitors with a presence in the Indian market are increasing in number.

With the growth of the fashion jewelry industry, we expect the continued entrance of additional competitors in the future particularly considering the vast size of the Indian market.

   Our current or potential competitors include the following:

     * Large online merchants such as Amazon, Indian Jewellery.com and Indian Fashion Expo. These offer a large variety of items with online purchases and delivery options.
     * Many retailers in the city of Hyderabad offer a large variety of items for online purchase with delivery options.
     * Specialized Indian wedding retailers which specifically cater to the bridal market offering a wide variety of Indian jewelry (including pearls) for wedding ceremonies.

ONLINE MARKETING

In order for any online retailer to be successful, it must develop and increase traffic to its website. We will use a broad array of marketing strategies including social media, email blasts and print advertising to inform our market about our products.

In an effort to drive clients to our site, we plan to utilize Search Engine Marketing. One form of internet marketing involves the promotion of websites by increasing our visibility through search engine results. This optimization is achieved in many ways from simple listing on a search engine, to paid inclusion or sponsored listings and advertising. Sponsored links or advertising could be achieved by placing our Company as a banner advertisement with established sites (at the present we do not have any agreements in place with any such sites). Other Search Engine Marketing involves a search engine company charging a fee for the inclusion of a website in their result pages. Most notable search engine companies have paid inclusion products. Depending upon the marketing approach we choose to adopt; it is possible that this form of marketing could dramatically increase our visibility in the marketplace and is a less expensive alternative.

As part of our online marketing strategy, we plan to make our products and brand available by having searchable terms available to internet consumers by using targeted keywords in order to achieve priority placement on the top search engines and search engine networks such as Google and Bing. We will optimize each page of our website to allow for search engines and networks to pick up the website. Search engine optimization strategy is most effective by researching the most frequently searched terms that potential customers would use when searching for fashion jewelry products on the Internet. We will incorporate keywords in our product descriptions on each page of our website.

Additionally, after the Company is operational and has adequate financial resources, we plan to join the LinkShare Network which is an affiliate program for merchant clients and affiliate websites. This network develops and builds a long term branded affiliate program to promote online sales and establish an overall Internet presence. This will enable us to establish link arrangements with other websites as well as portals and search engines.

SOCIAL MEDIA TOOLS

We believe social media tools are critically important to building brand and community. As social media platforms (e.g. Facebook) mature past their college roots, consumers and businesses have embraced them and these platforms have

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become  vital tools to connect  consumers  and promote  product  purchases.  Our
social  media  strategy  includes  videos,   talk-backs  with  fashion  leaders,
contests, coupons, special offers and free gifts, among others. We intend to select and place advertising on those social media platforms that are effective in reaching our target audience. Costs for videos and contests are included in our initial budget. No cash outlay is required for coupons and special offers.

INTELLECTUAL PROPERTY AND AGREEMENTS

Presently, we have no intellectual property, patents or trademarks. We have no royalty agreement or any labor contracts.

EXISTING GOVERNMENT REGULATIONS

There are no government regulations specifically relating to online retail sales.

As the Internet is becoming a popular mode of buying, it is possible that a number of laws and regulations may be adopted by the Indian Government with respect to the Internet. Laws may cover issues such as privacy, freedom of expression, contents, advertising, information security and others.

In addition, because our products will be available for the Internet in multiple states and perhaps in foreign countries, other jurisdictions may claim that we are required to qualify to do business in that state or country. Our failure to qualify in a jurisdiction where we are required to do so can subject us to taxes and/or penalties. The application of laws or regulations from jurisdictions whose laws do not currently apply to us could have a material adverse effect on our results of operations and our financial condition.

SUBSIDIARIES

We currently have no subsidiaries.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS AND LABOR CONTRACTS

We have no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not spent any funds on research and development activities to date.

COMPLIANCE WITH ENVIRONMENTAL LAWS

Our operations will not be subject to any environmental laws.

DESCRIPTION OF PROPERTY AND FACILITIES

We do not own or rent facilities of any kind. We plan to conduct our operations from the office of our President who provides this space to us free of charge. We expect to continue to be able to use the office of our President without charge until the business is profitable and operations warrant renting a larger space in a commercial building.

EMPLOYEES

We have commenced only limited operations related to the organization of the Company, and therefore currently have no employees. Mr. Shaikh, our director and sole officer, spends approximately two hours per week on our business without compensation. Upon commencement of operations, our President plans to devote 20 hours per week to the Company's business. We intend to rely on the services of our President and have no plans to hire any employees in the short term.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement, of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

SHELL COMPANY STATUS

Rule 405 of the Securities Act defines the term "shell company" as a registrant, other than an asset-backed issuer, that has:

     (1)  No or nominal operations; and
     (2)  Either:

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          (i)  No or nominal assets;
          (ii) Assets consisting solely of cash and cash equivalents; or
          (iii)Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant's assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant's balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination. The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined under Rule 405.

The Company's shell company status results in the following consequences:

     * The Company is ineligible to file a registration of securities using Form S-8; and
     * Rule 144 is unavailable for transfers of our securities until we have ceased to be a shell company, are subject to the reporting requirements of the Exchange Act; we have filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board. However, we cannot assure you that our shares will be quoted on the OTC Bulletin Board or, if quoted, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, that:

     a. contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     b. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws;
     c. contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
     d. contains a toll-free telephone number for inquiries on disciplinary actions;
     e. defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     f. contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

The broker or dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     (a)  bid and offer quotations for the penny stock;
     (b) the compensation of the broker-dealer and its salesperson in the transaction;
     (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

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
HOLDERS

As of the date of this Prospectus, we have two holders of record of our common stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any securities authorized for issuance under any equity compensation plans.

                                  LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is 311 S. Division Street, Carson City, Nevada 89703.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO OUR BUSINESS THAT REFLECT OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THE RISKS IN THE SECTION ENTITLED RISK FACTORS BEGINNING ON PAGE 6, THAT MAY CAUSE OUR OR OUR INDUSTRY'S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.

THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, OR ACHIEVEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW, INCLUDING THE SECURITIES LAWS OF THE UNITED STATES, WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATE OR REVISIONS OF ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO OR TO CONFORM THESE STATEMENTS TO ACTUAL RESULTS.

OUR FINANCIAL STATEMENTS ARE STATED IN UNITED STATES DOLLARS (US$) AND ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES.

OVERVIEW

We are a development stage company and have not commenced operations or generated or realized any revenues. We will not be in a position to commence operations until the offering is closed.

Because we have not generated any revenues and no revenues are anticipated until we implement our business plan, our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital.

We believe that we will be able to raise enough money through this offering to begin operations but we cannot assure you that we will remain in business even if we are able to commence operations. If we are unable to successfully develop a website, negotiate a supply of high grade loose pearls, develop and execute a marketing strategy, or if we are unable to attract enough customers to purchase our products, we may quickly use up the proceeds from this offering and will need to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officer or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Our office is located at the premises of our President, Shabbir Shaikh, who currently provides such space to us on a rent-free basis at H. 2434, Tengengar Galli, near Sheetal Hotel, Belgaum, Karnataka, India.

PLAN OF OPERATION

We are a development stage company with limited operations and assets. We are in the process of establishing an online retail business selling high grade loose pearls.

In our plan of operation, we have registered www.asiyapearls.com and we plan to develop this website where we will catalogue and market our pearls and create a method of payment for the pearls and arrange delivery of the products. We seek to provide a convenient shopping experience. We will require additional funding in order to pursue further business objectives and there is no guarantee that we will be successful in this regard.

Our business plan anticipates that our sales will begin during November 2014.

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
Currently, our President devotes approximately two hours per week to the Company's business. Mr. Shaikh has indicated that he is willing to spend more time with the business as it grows and his services are needed. We anticipate that he will be required to spend about 20 hours a week on matters relating to our business when operations commence.

We will require the funds from this offering in order to initiate our business plan. We have been issued a "substantial doubt" going concern opinion from our auditors and our major asset is our cash balance of $25,000 at October 31, 2013, which was generated from the issuance of shares to our directors. If we do not obtain funds from this Offering, we will not be able to continue. We estimate that our cash on hand, assuming that we do not obtain funds from this offering, will allow us to continue as a going concern only through July 31, 2014.

We have not conducted any formal market research into the likelihood of success of our operations or the acceptance of our products or services by the public. We are relying on the experience of our President, Mr. Shabbir Shaikh, for developing a business plan.

Our complete budget for our business plan is as follows:

Net proceeds to us from this Offering                              $50,000
Cash on hand                                                        25,000
                                                                   -------
TOTAL                                                              $75,000
                                                                   =======
OFFERING EXPENSE
  SEC Registration Fee                                             $     7
  Legal and accounting expenses                                     12,000
  Transfer Agent Fees                                                1,000
  Edgar formatting and XBRL conversion                               3,000

OPERATING EXPENSES
  Legal and Professional fees                                       14,000
  Edgar and XBRL formatting and conversion expenses                  2,000
  Website development and related expenses                          20,000
  Inventory of pearls                                               10,000
  Brochures, Marketing and e-Promotion                               2,000
  Office, Transfer Agent and Administrative                         10,993
                                                                   -------
TOTAL                                                              $75,000
                                                                   =======

We do not expect to realize any revenues and do not expect to commence operations until approximately October 2014.

The legal counsel and auditor fees are based on our estimates for preparing necessary filings with the Securities & Exchange Commission upon us becoming a reporting issuer. This will include the filing of our annual report with audited financial statements, quarterly reports with unaudited interim financial statements and any necessary current reports. The Office and Administrative costs are comprises of equipment purchases (primarily a computer and printer).

As of the date of this registration statement, our current cash balance is $25,000 with liabilities of $1,120.

During the first stages of our growth, Mr. Shaikh will provide all the labor required without compensation. Since we intend to operate with very limited administrative support, Mr. Shaikh will oversee the business for at least the first year of operations without hiring any employees, although we may engage contractors to conduct shipping and handling activities.

SATISFACTION OF OUR CASH OBLIGATIONS FOR THE NEXT 12 MONTHS.

We have accomplished the goal of developing our business plan; however, we are in the early stages of setting up an operational company capable of realizing revenues. We are conducting this Offering to obtain the basic minimum amount of funds necessary for the Company to advance from a development stage company to an operational company with the potential to realize revenues. If we are unsuccessful in generating cash proceeds from Offering, we will be forced to curtail expenditures. Our sole officer and director, Mr. Shaikh, has agreed to

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
continue his part time work without pay, until such time as there are sufficient funds from operations or from an additional securities offering in the future. We have not allocated any pay for Mr. Shaikh out of the funds being raised in this Offering. If we receive no additional funds, including the funds from this Offering, we could continue in business until July 2014 conducting only minimal operations required to maintain our existence.

EXPECTED PURCHASE OR SALE OF PLANT OR SIGNIFICANT EQUIPMENT.

The purchase of any plant or significant equipment is not required by us at this time or in the next 12 months.

MILESTONES:

We are a development stage company with minimal amounts of equity capital initially available ($25,000). We have, therefore, set our goals in three stages: (1) Goals based upon the availability of our initial funding of $25,000;
(2) Goals based upon our proceeds from this Offering in the amount of $50,000; and (3) Goals at such time as we are generating revenue as an operational company.

STAGE I: DEVELOPMENT OF OUR BUSINESS OPERATIONS BASED UPON OUR FOUNDERS' INVESTMENT OF $25,000.

     * To set up our corporate structure (file for incorporation) set up corporate governance which was accomplished through the incorporation in Nevada in September of 2013;
     * To retain counsel and an auditor to assist in preparation of documents providing for the raising of $50,000 to complete Stage II of our Plan of Operations by way of an initial filing with the SEC for a cost of $16,000.
     *    We have registered our domain name, www.Asiyapearls.in.
     * To have our registration statement deemed effective by the SEC so that we may complete the Offering.

STAGE II: DEVELOPMENT OF OUR BUSINESS OPERATIONS.

After completion of the Offering, we intend to complete the following:

     a. Meet all reporting requirements of a public company which is budgeted at $16,000 per annum (primarily for audit of annual financial statements and review of quarterly financial statements);
     b. We plan to request bids for our website development from at least three developers who are based in the state of Karnataka, India. We have approached one such developer for an initial pricing and timing. We have been advised that the theme design, payment module, website development and social media module integration would cost approximately $18,000 and would take approximately three months. The search engine optimization would take approximately six months to develop and would cost approximately $1,000. The domain plus the server would cost approximately $400 per year. Custom Facebook page and Twitter page with advertisement banner will cost approximately $500. We also plan to develop the search engine optimization module. The total cost for all these is estimated at $20,000. To develop our website, we will begin to design an information page which will utilize artwork and a logo and include our mission statement, our product line, price list, contact information and ordering instructions. This information page will serve as an "e-brochure." We plan to distribute the e-brochure electronically via the internet in accordance with all laws governing online solicitation known as spam mail. We plan to obtain the email addresses from various alliances such as various email address providers. We will contract web space from a local Internet service provider.
     c. While our website is being developed, we will select pearls for our inventory. We estimate that this will be completed within three months so that these are shown in our website while the website is being developed. Initially, we will have a limited product line available and our inventory cost is estimated to be $8,000 (leaving $2,000 in reserve). We intend to establish an office in our President's premises to maintain the website and database. This will include physical office space, computer equipment, telephones and other equipment as required to maintain the operations.
     d. Part of our marketing plan is to produce three 10-second videos showing our product and the video will be shown on our website.
     e. We estimate that Asiya will be operational in nine months after completion of the initial offering to be at estimated total cost of approximately $59,000.

Until an infusion of capital from this Offering, we will not be able to complete Stage II of our Plan of Operation. We currently have insufficient capital to commence any significant website development. Our Plan of Operation is premised upon having funds available from this Offering. We believe that the funds received in the Offering will assist us in generating revenues. We have suffered startup losses which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this Offering will enable us to maintain our operations and working capital requirements for at least the next 12 months, without taking into account any internally generated funds from operations, if any.

There is still no assurance that, even with the funds from this Offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on an investment in our common stock. Further, we may continue to be unprofitable.

STAGE III: GENERATION OF REVENUE AS AN OPERATIONAL BUSINESS.

Without rent and management fees payable to our President, we will need to generate a profit (revenue less cost of inventory) of $30,000 ($16,000 for operation as a public company, $3,000 for website maintenance and $11,000 for general operating expense) to continue as an operating company.

RESULTS OF OPERATIONS

FROM INCEPTION ON SEPTEMBER 25, 2013 TO OCTOBER 31, 2013

We have not generated any revenues since our inception on September 25, 2013. During the period from inception to October 31, 2013, our operating expenses were comprised of professional fees of $1,120. We currently anticipate that our legal and professional fees will increase over the next 12 months as a result of becoming a reporting company with the SEC. We have prepared an internal business plan. We have not started our proposed business operations and do not expect to do so until at least 180 days after we have completed this offering.

Since inception, we have sold an aggregate of 5,000,000 shares of common stock for total consideration of $25,000 to Shabbir Shaikh and Asiya Shaikh, our directors and sole officer.

ACTIVITIES TO DATE

Our activities to date have involved organizing the Company and developing a business plan.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

On October 25, 2013, we sold 5,000,000 shares of our common stock to our directors for $25,000 in cash. As of the date of this Offering, Mr. Shaikh and Ms. Shaikh are our only two stockholders.

The following table provides selected financial data about our Company for the period from the date of incorporation through October 31, 2013. For detailed financial information, see the financial statements included in this prospectus.

             Balance Sheet Data                 October 31, 2013
             ------------------                 ----------------
             Cash                                  $25,000
             Total assets                          $25,000
             Total liabilities                     $ 1,120
             Shareholders' equity                  $23,880

We have no written or verbal commitments from stockholders, directors or officers to provide the Company with any form of cash advances, loans or other sources of liquidity to meet our needs.

We anticipate needing a minimum of $50,000 to implement Stage II of our business plan, as described above. Currently, available cash is not sufficient to allow us to commence full execution of our business plan.

As of the date of this  prospectus,  the current  funds  available to us will be
sufficient  to  maintain  a  reporting   status  and  minimal   operations   for
approximately six months.

Even though we intend to begin generating revenues, we can make no assurances and we may incur operating losses in the next twelve months. The absence of any operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving business model and management of growth. To address these risks, we must, among other things, obtain investors for this Offering, implement and successfully execute our business and marketing strategy, continually research new information on the jewelry and accessories markets and trends, as well as attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

LIMITED OPERATING HISTORY AND NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the development stage of our operations and have not generated any revenues. We cannot assure you that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We cannot assure you that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

GOING CONCERN CONSIDERATION

The report of our independent registered accounting firm raises concern about our ability to continue as a going concern based on the absence of an established source of revenue, recurring losses from operations, and our need for additional financing in order to fund our operations in 2014. Please see footnote 2 to our financial statements for additional information.

CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with our accountants on accounting and financial disclosure. LBB & Associates Ltd., LLP of Houston, Texas has served as our accounting firm since our inception.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Information required under this caption is not required for the Company since it is a smaller reporting company.

FINANCIAL DISCLOSURE

Our fiscal year end is October 31. We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from the date of inception, September 25, 2013, through October 31, 2013 are located in the section titled "Financial Statements".

                            DIRECTORS AND MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and directors and their ages as of the date of this prospectus are as follows:

     Name                Age                       Position
     ----                ---                       --------
Shabbir Shaikh           43       President, Secretary/Treasurer and Director
Asiya Shaikh             38       Director

The persons named above have held their offices/positions since the inception of our Company. The Board of Directors appoint officers, and directors hold office until the next annual meeting of our stockholders.

BACKGROUND INFORMATION ABOUT OUR DIRECTORS AND OFFICER

Set forth below is a brief description of the background and business experience of our sole executive officer and our two directors:

SHABBIR SHAIKH has been our President, Secretary, Treasurer and a Director since our inception on September 25, 2013. Mr. Shaikh obtained his Bachelor of Commerce degree in 1991 from Akbar Peerbody College of Mumbai. From 2005 to present, Mr. Shaikh works Treasurer and CFO for Green Filed Forex (Pvt) Ltd., a firm involved in foreign exchange and transfers. Previously from 1991 to 1999, Mr. Shaikh worked as an accountant for a CA (CPA) firm as computer operator and tax filer; and from 1999 to 2005, Mr. Shaikh worked as an accountant/controller for an investment company.

Mr. Shaikh reads and speaks English, Hindi and Marathi fluently. Management believes that Mr. Shaikh understanding of the English language, his familiarity with Indian culture and his business background will enable him to establish the Company's website and deal with a myriad of issues involving customer service.

Mr. Shaikh currently spends approximately two hours per week on the operations of our Company, and he has indicated that he is willing to spend more time with the business as it grows and his services are needed. We anticipate that Mr. Shaikh will eventually be required to spend about 20 hours a week on matters relating to our business.

ASIYA SHAIKH (SPOUSE OF OUR PRESIDENT, MR. SHABBIR SHAIKH) has been a member of the Board of Directors since our inception on September 25, 2013. From 2007 to present, Ms. Shaikh has managed Royal Clothing and Jewelry Store, a clothing and jewelry retail establishment, where she is responsible for the daily operation of the store including product ordering, pricing, inventory control, staffing, advertising, cash and banking activities, among others.

Ms. Shaikh reads and speaks English and Hindi fluently. Management believes that Ms. Shaikh's knowledge of the English language, her familiarity with Indian culture and her background in retail sales will assist the Company in establishing and maintaining its presence in the industry.

The specific experience, qualifications, attributes, and skills that led to the conclusion that Mr. and Mrs. Shaikh serve as our directors were: their business experience in the financial reporting and retail industry; their ability to work with staff and consultants with appropriate skills; their negotiation skills which will be utilized in the future for leasing premises and purchasing jewelry; his computer technology skills and their ability to read and speak English and Hindi fluently.

Neither Mr. Shaikh nor Ms. Shaikh are officers or directors of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

During the past ten years, neither Mr. Shaikh nor Ms. Shaikh has been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which they were general partners or executive officers either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

BOARD COMPOSITION

Our Bylaws provide that the Board of Directors shall consist of not less than one or more than nine members, and that our shareholders shall determine the number of directors from time to time. Each director serves for a term that expires at the next annual meeting of shareholders and until a successor shall have been elected and qualified, or until the director's earlier resignation, removal from office or death.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors, and we do not have an audit committee "financial expert." As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our two directors.Thus, there is an inherent conflict of interest.

DIRECTOR INDEPENDENCE

As of the date of this Prospectus which is part of the Registration Statement filed on Form S-1, we have no independent directors.

The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director's independence as a result of any of the following relationships:

     - the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity's consolidated gross revenues;

     - the Director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;
     - the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three fiscal years;
     - the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and
     - the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director's business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

SIGNIFICANT EMPLOYEES

We have no employees.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will monitor whether it would be appropriate to adopt such a process.

                             EXECUTIVE COMPENSATION

Since our incorporation on September 25, 2013, we have no arrangements to compensate our sole officer for his services to us as an officer or director. However, we anticipate that Mr. Shaikh will receive compensation from the Company once cash flow that we generate from operations significantly exceeds our total expenses. We expect that once we are in full operations, the compensation that we will pay to Mr. Shaikh will not exceed $3,000 (approximately 180,000 rupees) per month.

We have not granted any stock options to Mr. Shaikh; there are no stock option, retirement, pension, or profit sharing plans for the benefit of Mr. Shaikh; and, we have not entered into any employment or consulting agreements with Mr. Shaikh. However, as a director and sole officer of the Company Mr. Shaikh has the power to set his own compensation.

The following table sets forth the compensation paid by us for the period from inception until the fiscal year ending October 31, 2013, and subsequent thereto, for our sole officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

                                                                                   Change in
                                                                                    Pension
                                                                                   Value and
                                                                   Non-Equity     Nonqualified
 Name and                                                          Incentive        Deferred
 Principal                                   Stock      Option        Plan        Compensation     All Other
 Position       Year   Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)   Compensation($)  Total($)
 --------       ----   ---------  --------  ---------  ---------  ---------------  -----------   ---------------  --------
Shabbir Shaikh  2013     Nil         Nil       Nil        Nil          Nil             Nil             Nil           Nil
President, Secretary,
Treasurer and Director

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our directors or sole executive officer since our inception; accordingly, none were outstanding at October 31, 2013.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employments or other contracts or arrangements with our executive officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our directors or sole officer that would result from the resignation, retirement or any other termination of such person from us. There are no arrangements for our sole officer or directors that would result from a change-in-control.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

COMPENSATION OF DIRECTORS

The two members of our board of directors are not compensated for their services as directors. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On October 25, 2013, we issued an aggregate of 5,000,000 shares of our common stock to two shareholders who also serve as directors and our sole officer for aggregate consideration of $25,000.

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this Prospectus. There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons identified in this table have voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o Asiya Pearls, Inc., H. 2434, Tengengar Galli, near Sheetal Hotel, Belgaum, Karnataka, India.

The percentage ownership information shown in the table below is calculated based on 5,000,000 shares of our common stock issued and outstanding as of the date of this Prospectus. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                                                                                             Percentage of
                                     No. of              No. of         Percentage of       Ownership After
 Name and Address                 Common Stock        Common Stock         Ownership       Fully Subscribed
of Beneficial Owner              Before Offering     After Offering     Before Offering        Offering
-------------------              ---------------     --------------     ---------------        --------

Shabbir Shaikh                    5,000,000 (1)        5,000,000 (1)         100%                 50%
H. 2434, Tengengar Galli,
Belgaum, Karnataka, India

Asiya Shaikh                      5,000,000 (2)        5,000,000 (2)         100%                 50%
H. 2434, Tengengar Galli,
Belgaum, Karnataka, India

----------
1. Consists of 4,000,000 shares owned by Mr. Shaikh and 1,000,000 shares owned by Ms. Shaikh.
2. Consists of 1,000,000 shares owned by Ms. Shaikh and 4,000,000 shares owned by Mr. Shaikh.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We do not have any issued and outstanding securities that are convertible into common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale under the Securities Act.

                              CORPORATE GOVERNANCE

We are not subject to the corporate governance rules of any securities exchange or securities association, because our securities are not traded on any exchange. We have no audit, nominating or compensation committees. As a small business, we do not have the resources to engage additional individuals to perform these functions. Our directors perform these functions. When seeking nominees to serve as director, our directors will evaluate the candidacy of an individual based on his or her educational attainments, his or her relevant experience and professional stature. Our directors also perform the function of the audit committee by overseeing the quality and integrity of the financial reporting practices of the Company.

    TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Other than the transactions discussed below, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

     -    The Officers and Directors;
     -    Any Person proposed as a nominee for election as a director;
     - Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
     - Any relative or spouse of any of the foregoing persons who are members of the same household as such person.

On October 25, 2013, we issued an aggregate of 4,000,000 shares of our common stock to our director and sole officer, Shabbir Shaikh, for a purchase price of $0.005 per share or for aggregate consideration of $20,000; and we issued an aggregate of 1,000,000 shares of our common stock to our director, Asiya Shaikh, for a purchase price of $0.005 per share or for aggregate consideration of $5,000. The shares were issued pursuant to an exemption from registration under the Securities Act of 1933 provided by Regulation S promulgated thereunder.

We have not entered into any other transaction, nor are there any proposed transactions, in which our directors or executive officer, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Mr. Shabbir Shaikh and Ms. Asiya Shaikh are husband and wife.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information as required with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABLIITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

ASIYA PEARLS, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

OCTOBER 31, 2013

                           LBB & ASSOCIATES LTD., LLP
                        10260 Westheimer Road, Suite 310
                                Houston, TX 77042
                    Phone: (713) 800-4343 Fax: (713) 456-2408


             Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Asiya Pearls, Inc. (A Development Stage Company)
Belgaum, Karnataka, India

We have audited the accompanying balance sheet of Asiya Pearls, Inc. (the "Company") as of October 31, 2013, and the related statements of operations, stockholder's equity and cash flows for the period from September 25, 2013 (inception) through October 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Asiya Pearls, Inc. as of October 31, 2013, and the results of its operations and its cash flows for the period from September 25, 2013 (inception) through October 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company's absence of significant revenues, losses from operations, and its need for additional financing in order to fund its projected loss in 2013 raise substantial doubt about its ability to continue as a going concern. The 2013 financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ LBB & Associates Ltd., LLP
-----------------------------------------
LBB & Associates Ltd., LLP

Houston, Texas
December 3, 2013

ASIYA PEARLS, INC.
(A Development Stage Company)
BALANCE SHEET

                                                                 October 31,2013
                                                                 ---------------
                                  ASSETS

Current assets
  Cash                                                              $ 25,000
                                                                    --------

Total current assets                                                  25,000
                                                                    --------

Total assets                                                        $ 25,000
                                                                    ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES

Current liabilities
  Accounts payables and accrued liabilities                         $  1,120
                                                                    --------

Total current liabilities                                              1,120
                                                                    --------

Total liabilities                                                      1,120
                                                                    --------

STOCKHOLDER'S EQUITY
  Preferred stock: $0.0001 par value, 25,000,000 shares
   authorized, 0 shares issued and outstanding                            --
  Common stock: $0.0001 par value, 100,000,000 shares
   authorized, 5,000,000 shares issued and outstanding                   500
  Additional paid-in capital                                          24,500
  Deficit accumulated during the development stage                    (1,120)
                                                                    --------

Total stockholder's equity                                            23,880
                                                                    --------

Total liabilities and stockholder's equity                          $ 25,000
                                                                    ========


   (The accompanying notes are an integral part of these financial statements)

ASIYA PEARLS, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

                                                             For the Period From
                                                              September 25, 2013
                                                                (inception) to
                                                               October 31, 2013
                                                               ----------------
Expenses:
  Professional fees                                                $   1,120
                                                                   ---------

Total operating expenses                                               1,120
                                                                   ---------

Net loss                                                           $  (1,120)
                                                                   =========

Net loss per share - basic and diluted                             $    0.00
                                                                   =========
Weighted average shares outstanding -
 basic and diluted                                                   857,143
                                                                   =========


   (The accompanying notes are an integral part of these financial statements)

ASIYA PEARLS, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDER'S EQUITY
For the period September 25, 2013 (Inception) to October 31, 2013

                                                                                      Deficit
                                                                                    Accumulated
                                                 Common Stock         Additional     During the
                                             ---------------------     Paid-in      Development
                                             Number      Par Value     Capital         Stage         Total
                                             ------      ---------     -------         -----         -----
Balance, September 25, 2013 (inception)           --      $   --       $    --        $    --       $    --

Common stock issued for cash               5,000,000         500        24,500             --        25,000

Net loss                                          --          --            --         (1,120)       (1,120)
                                           ---------      ------       -------        -------       -------

Balance, October 31, 2013                  5,000,000      $  500       $24,500        $(1,120)      $23,880
                                           =========      ======       =======        =======       =======


   (The accompanying notes are an integral part of these financial statements)

ASIYA PEARLS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

                                                             For the Period From
                                                              September 25, 2013
                                                                (inception) to
                                                               October 31, 2013
                                                               ----------------
Cash flows from operating activities
  Net loss                                                         $ (1,120)
  Adjustment to reconcile net loss to net
   cash used in operating activities

  Change in operating assets and liabilities
    Accounts payables and accrued liabilities                         1,120
                                                                   --------

Net cash flows used in operating activities                              --
                                                                   --------
Cash flows from financing activities
  Proceeds from issuance of common stock                             25,000
                                                                   --------

Net cash flows provided by financing activities                      25,000
                                                                   --------

Change in cash                                                       25,000

Cash - beginning of period                                               --
                                                                   --------

Cash - end of period                                               $ 25,000
                                                                   --------

Supplemental cash flow disclosures

Cash paid For:
  Interest                                                         $     --
  Income tax                                                       $     --
                                                                   ========


   (The accompanying notes are an integral part of these financial statements)

ASIYA PEARLS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
October 31, 2013


1. NATURE AND CONTINUANCE OF OPERATIONS

Asiya Pearls, Inc. (the "Company") was incorporated in the state of Nevada on September 25, 2013 ("Inception") and is in the development stage. The Company intends to operate as an on-line loose pearl retailer. The Company's corporate headquarters are located in Belgaum, India and its fiscal year-end is October 31.

In accordance with Accounting Standards Codification ("ASC") 915, the Company is considered to be in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

2. GOING CONCERN

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred a loss since inception resulting in an accumulated deficit of $1,120 as at October 31, 2013 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. In addition to operational expenses, as the Company executes its business plan, it is incurring expenses related to complying with its public reporting requirements. The Company will need to raise capital in the next twelve months. in order to remain in business. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and proceeds from its public offering. The Company has no written or verbal commitments from stockholders, directors or officers to provide the Company with any form of cash advances, loans or other sources of liquidity to meet its working capital needs. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has elected October 31, year end. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the period presented have been reflected herein.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues generated from operations

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

ASIYA PEARLS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
October 31, 2013


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains cash and cash equivalent balances at one financial institution that is insured by the Canadian Deposit Insurance Corporation (CDIC).

Fair Value of Financial Instruments

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate expenses. Revenue and expenses are translated at average rates of exchange during the year. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of net income (loss). The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Revenue Recognition

The Company has no current source of revenue; therefore the Company has not adopted a policy regarding the recognition of revenue.

Basic and Diluted Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Since the Company does not have any potentially dilutive securities, the accompanying presentation shows basic and dilutive loss per share as one amount.

Stock-based Compensation

The Company records stock-based compensation using the fair value method of valuing stock options and other equity-based compensation issued. The Company has not granted any stock options since its inception. Accordingly, no stock-based compensation has been recorded.

Intellectual Properties

The Company has adopted the provisions of ASC 350-50, Website Development Costs. Costs incurred in the planning stage of a website are expensed as research and development while costs incurred in the development stage are capitalized and amortized over the life of the asset, estimated to be five years. Costs incurred subsequent to the launch will be expensed as research and development. The Company will expense the costs of upgrades and revisions to its website as incurred. The Company has not incurred costs for the period ended October 31, 2013.

ASIYA PEARLS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
October 31, 2013


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income or expense during the period that includes the date of enactment or substantive enactment.

At October 31, 2013 a full deferred tax asset valuation allowance has been provided and no deferred tax asset benefit has been recorded.

Recently Adopted and Recently Enacted Accounting Pronouncements

The Company has reviewed recent accounting pronouncements issued by the FASB (including its EITF), the AICPA, and the SEC and believes that none of them will have a material impact on the Company's financial statements.

4. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 100,000,000 shares with a par value of $0.0001 per share.

The total number of preferred shares authorized that may be issued by the Company is 25,000,000 shares with a par value of $0.0001 per share. The preferred stock may be issued in one or more series, from time to time, with each series to have such designation, relative rights, preference or limitations, as adopted by the Company's Board of Directors.

During the period ended October 31, 2013, the Company issued 5,000,000 shares of common stock for total cash proceeds of $25,000 to the Company's directors.

At October 31, 2013, there were no issued and outstanding stock options or warrants.

5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Mr. Shabbir Shaikh, officer and a director of the Company, is currently providing the Company with use of office space and services at no charge. The Company's officer and director is involved in other business activities and may face a conflict in selecting between the Company and his other business interests. The Company has adopted a Code of Business Conduct and Ethics.

Officer and directors of the Company will not be paid for any underwriting services that they perform on behalf of the Company with respect to the Company's public offering.

ASIYA PEARLS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
October 31, 2013


6. INCOME TAXES

As of October 31, 2013, the Company had net operating loss carry forwards of approximately $1,120 that may be available to reduce future years' taxable income through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur in compliance with the liability method of accounting for income taxes and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

                                                                For the Period
                                                                     Ended
                                                                October 31, 2013
                                                                ----------------

Operating loss                                                      $ 1,120
Statutory tax rate                                                       34%
Refundable federal income tax attributable to
 current operations                                                     380
Change in valuation allowance                                          (380)
                                                                    -------
Net refundable amount                                               $    --
                                                                    =======


The cumulative tax effect at the expected rate of 34% of significant items comprising the net deferred tax amount is:

                                                                October 31, 2013
                                                                ----------------
Deferred tax asset attributed to:
  Net operating loss                                                $    380
  Less, valuation allowance                                             (380)
                                                                    --------
Net deferred tax assets                                             $     --
                                                                    ========

The Company has provided a valuation allowance against its deferred tax assets since there is substantial uncertainty as to the Company's ability to realize future tax benefits through utilization of operating loss carry forwards.

7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 3, 2013, the date these financial statements were available for issuance. Subsequent to the fiscal period ended October 31, 2013, the Company did not have any material recognizable subsequent events.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU DIFFERENT INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR AN OFFER TO BUY THE SECURITIES REFERRED TO IN THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS ARE CORRECT ONLY AS OF THE DATE SHOWN ON THE COVER PAGE OF THESE DOCUMENTS, REGARDLESS OF THE TIME OF THE DELIVERY OF THESE DOCUMENTS OR ANY SALE OF THE SECURITIES REFERRED TO IN THIS PROSPECTUS.

                               ASIYA PEARLS, INC.

                        5,000,000 SHARES OF COMMON STOCK

                                   PROSPECTUS

                            ___________________, 2013

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, including those expenses that we have incurred to date. All such expenses will be borne by the registrant.

Securities and Exchange Commission registration fee               $      7
Legal and accounting expenses                                     $ 12,000
Transfer Agent Fees                                               $  1,000
Edgar formatting and XBRL conversion                              $  3,000
                                                                  --------
Total                                                             $ 16,007
                                                                  ========

All amounts other than the Commission's registration fee are estimates. All expenses will be borne by the registrant.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Bylaws.

The Company's Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the "Nevada Corporate Law"), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or he is or was our director or officer, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to our officers except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on one occasion:

On October 25, 2013, the Company issued a total of 5,000,000 shares of common stock at $0.005 per share to Mr. Shabbir Shaikh and Ms. Asiya Shaikh for cash for total proceeds of $25,000. This sale was completed pursuant to an exemption from registration under the Securities Act provided by Regulation S promulgated thereunder.

REGULATION S COMPLIANCE

For the above offering, we relied upon the following facts to make the Regulation S exemption available:

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates, nor any person on behalf of any of the foregoing, made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBITS

Exhibit No.                         Description
-----------                         -----------
   3.1       Articles of Incorporation
   3.2       Bylaws
   4.1       Specimen common stock certificate
   5.1       Legal opinion of Synergy Law Group, LLC
  23.1       Consent of Synergy Law Group, LLC (see Exhibit 5.1)
  23.2 Consent of LBB & Associates Ltd., LLP, Certified Public Accountant, for use of their report

ITEM 17. UNDERTAKINGS

The undersigned registrant undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii)To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belgaum, State of Karnataka, India on December 16, 2013.

ASIYA PEARLS, INC.


By: /s/ Shabbir Shaikh
   --------------------------------------------
   Shabbir Shaikh
   President, Treasurer, Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                                   Title                                 Date
          ----                                   -----                                 ----

/s/ Shabbir Shaikh
-------------------------------       Principal Executive Officer,              December 16, 2013
Shabbir Shaikh                        Principal Financial Officer,
                                      Principal Accounting Officer,
                                      President, Secretary, Treasurer
                                      and Director